Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $18.6 Million or

$0.24 per Share for First Quarter 2015

LOS ANGELES, April 20, 2015 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $18.6 million, or $0.24 per diluted common share, for the quarter ended March 31, 2015.  This compares to net income of $13.1 million, or $0.17 per diluted common share, for the same period of the prior year, and net income of $16.1 million, or $0.20 per diluted common share, for the fourth quarter of 2014.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “Our first quarter performance was driven by strong, well-diversified loan production, stable expense levels and solid credit quality.  We had $398 million in loan originations in the quarter, with strong contributions coming from our commercial real estate, commercial, SBA, and warehouse lending businesses. We also had strong deposit inflows that resulted in non-interest bearing demand deposits increasing by $82 million during the quarter, with more than half of the increase coming from new deposit relationships.

“During the first quarter, we made excellent progress on two key strategic initiatives: building our residential mortgage lending business with the origination platform we acquired from Bank of Manhattan and expanding our ability to develop commercial banking relationships in the Southeastern United States with the opening of a new branch in LaGrange, Georgia.  We believe these initiatives will increase our production of residential mortgage and commercial and industrial loans, and help us build a stronger and more diversified franchise,” said Mr. Yoo.

Q1 2015 Summary

•    Net income totaled $18.6 million, or $0.24 per diluted common share, for the first quarter of 2015

•             Total net revenue of $51.8 million for the first quarter of 2015, an increase of 12.3% from the first quarter of 2014

•             Return on average assets of 1.75% and return on average equity of 14.89% for the first quarter of 2015

•             Net interest margin of 3.69% for the first quarter of 2015, a decrease from 4.00% for the fourth quarter of 2014

•             Loans receivable (net of deferred fees and costs) totaled $3.51 billion at March 31, 2015, an increase of 22% from $2.87 billion at March 31, 2014

•             Demand deposits totaled $997.8 million at March 31, 2015, an increase of 9% from $915.4 million at December 31, 2014

•             Total deposits were $3.64 billion at March 31, 2015, an increase of 24% from $2.92 billion at March 31, 2014

•             Continued stability in asset quality resulted in no provision for losses on loans and loan commitments for the first quarter of 2015

•             Acquired Bank of Manhattan’s Mortgage Lending Division during the first quarter of 2015

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $36.5 million for the first quarter of 2015, an increase of 3.7% from $35.2 million for the first quarter of 2014, and a decrease of 2.6% from $37.5 million for the fourth quarter of 2014.  The decrease from the prior quarter is primarily attributable to a decline in net interest margin. Discount accretion income from loans acquired from Saehan Bancorp and BankAsiana totaled $2.0 million for the first quarter of 2015, compared to $2.4 million for the fourth quarter of 2014.

Net interest margin was 3.69% for the first quarter of 2015, compared to 4.00% for the fourth quarter of 2014, and 4.22% for the first quarter of 2014. Loan yields were 4.78% for the first quarter of 2015, compared with 5.09% for the fourth quarter of 2014, and 5.15% for the first quarter of 2014. Compared to the fourth quarter of 2014, the decrease in net interest margin and loan yield is attributable to a decline in discount accretion income on acquired loans, an increase in lower-yielding warehouse lines of credit, and a reduction in average loan yields as rates on new loan originations are lower than the rates on loans that are maturing or being paid down.

During the first quarter of 2015, the Company had a number of investment securities that matured or were called during the quarter which resulted in a significant increase in lower yielding average fed funds sold and other balances.  Although these funds will be deployed back into higher yielding investments and loans, the increase in fed funds sold and other balances during the first quarter of 2015 was another contributing factor to the decline in on our net interest margin compared to the previous quarters.

The total cost of deposits was 0.58% for the first quarter of 2015, unchanged from the fourth quarter of 2014 and was 0.51% for the first quarter of 2014.  Compared to the first quarter of 2014, the increase in the cost of deposits for the first quarter of 2015 was primarily due to an increase in rates paid on time deposit accounts.

Non-Interest Income

Total non-interest income was $15.3 million for the first quarter of 2015, compared to $11.0 million for the first quarter of 2014, and $9.9 million for the fourth quarter of 2014.

The Company recognized $6.8 million in net gain on sales of loans during the first quarter of 2015, which consisted of a $4.3 million gain on the sale of a non-accrual loan, $2.2 million of gains on sales of Small Business Administration (“SBA”) loans, and $261,000 of gains on sales of residential mortgage loans. Net gain on sale of loans for the fourth quarter of 2014 was $3.5 million and consisted primarily of gains from the sale of SBA loans.  During the first quarter of 2015, the Company sold $24.0 million in SBA loans, compared with $35.5 million sold during the fourth quarter of 2014.

Other non-interest income totaled $5.4 million for the first quarter of 2015, compared to $3.5 million for the first quarter of 2014, and $3.3 million for the fourth quarter of 2014.  Other non-interest income in the first quarter of 2015 was positively impacted by a $1.6 million increase in the fair value of servicing assets and a $495,000 fair-value adjustment on mortgage banking derivatives.

Non-Interest Expense

Total non-interest expense was $22.9 million for the first quarter of 2015, compared with $26.3 million for the first quarter of 2014, and $23.5 million for the fourth quarter of 2014.  The decrease in non-interest expense from the prior quarter was primarily due to a decline in other non-interest expenses.

Total salaries and employee benefits expense was $12.7 million for the first quarter of 2015, compared with $12.7 million for the first quarter of 2014, and $12.4 million for the fourth quarter of 2014.

Other non-interest expense for the first quarter of 2015 totaled $5.8 million, compared to $6.0 million for the first quarter of 2014, and $6.7 million for the fourth quarter of 2014.  The decrease in other non-interest expense from the fourth quarter of 2014 was attributable to a reduction in SBA referral fees, OREO expenses, and consulting fees.

The Company’s operating efficiency ratio was 44.3% for the first quarter of 2015, compared with 56.9% for the first quarter of 2014, and 49.5% for the fourth quarter of 2014.

BALANCE SHEET

Total loans receivable (net of deferred fees and costs) were $3.51 billion at March 31, 2015, compared to $3.31 billion at December 31, 2014.  The increase in loans during the first quarter of 2015 was primarily driven by growth in real estate secured and commercial & industrial loans, particularly an increase in warehouse lines of credit.

The following table shows total loans receivable, loans held-for-sale, and total loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Construction	$26,117	$21,248	$40,062	$43,292	$42,124
Real Estate Secured	2,701,800	2,655,251	2,593,242	2,481,801	2,395,487
Commercial & Industrial	769,438	610,762	515,831	431,758	417,956
Consumer	15,465	21,036	12,810	13,044	16,072
Total Loans Receivable *	3,512,820	3,308,297	3,161,945	2,969,895	2,871,639
Held-For-Sale Loans	10,204	11,783	16,236	6,207	27,791
Total Loans *	$3,523,024	$3,320,080	$3,178,181	$2,976,102	$2,899,430

* Total loans receivable and total loans are net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2015		December 31, 2014		September 30, 2014		June 30, 2014		March 31, 2014

Real Estate Secured	$138,145	35%	$184,477	56%	$191,272	48%	$170,042	60%	$96,266	49%
Commercial & Industrial	59,837	15%	73,194	22%	89,166	22%	31,058	11%	36,619	18%
Consumer	1,640	0%	3,385	1%	6,560	2%	1,580	1%	632	0%
SBA	31,718	8%	34,747	11%	41,373	10%	37,004	13%	35,305	18%
Residential Mortgage	11,357	3%	8,632	4%	20,791	5%	9,325	3%	19,063	10%
Warehouse Lines of Credit*	155,000	39%	23,000	6%	50,000	13%	33,000	12%	10,000	5%
Total Loan Originations	$397,697	100%	$327,435	100%	$399,162	100%	$282,009	100%	$197,885	100%

* Warehouse lines of credit are reported as commercial and industrial loans on the consolidated balance sheet.

Originations for the first quarter of 2015 totaled $397.7 million, compared to $327.4 million for the fourth quarter of 2014, and $197.9 million for the first quarter of 2014.

Total SBA loans held-for-sale at the end of the first quarter of 2015 were $7.7 million, compared to $11.1 million at the end of the previous quarter.  The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $3.64 billion at March 31, 2015, compared with $3.40 billion at December 31, 2014.  The increase in total deposits was primarily attributable to growth in non-interest bearing demand deposits and money market deposits.

CREDIT QUALITY

During the first quarter of 2015, the Company continued to experience general stability in asset quality and a low level of charge-offs.  As a result, the Company determined that no provision for losses on loans and loan commitments was required for the first quarter of 2015.  The allowance for loan losses totaled $48.2 million, or 1.37% of gross loans (excluding loans held-for-sale), at March 31, 2015, compared to $48.6 million, or 1.47% of gross loans (excluding loans held-for-sale), at December 31, 2014.  Acquired loans, included in the allowance coverage ratios, were recorded at fair value and the remaining discount on these loans was approximately $19.9 million at March 31, 2015.  The coverage ratio of the allowance for loan losses to non-performing assets was 120.63% at March 31, 2015, compared with 107.6% at December 31, 2014.

Non-Performing Loans

At March 31, 2015, total non-performing loans were $32.5 million, or 0.92% of total gross loans, compared to $37.3 million, or 1.12% of total gross loans, at December 31, 2014.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
(Net of SBA Guaranty Portions)
Real Estate Secured	$25,329	$29,547	$37,205	$35,585	$35,988
Commercial & Industrial	7,193	7,718	7,699	6,769	7,121
Consumer	—	—	1	4	—
Total Non-Performing Loans	$32,522	$37,265	$44,905	$42,358	$43,109

Net Charge-offs/Recoveries

During the first quarter of 2015, the Company had total gross charge-offs of $1.3 million and recoveries of $870,000, which resulted in total net charge-offs of $454,000 for the first quarter of 2015, compared to net charge-offs of $4.5 million for the fourth quarter of 2014.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Real Estate Secured	$325	$5,461	$1,161	$782	$672
Commercial & Industrial	999	852	614	1,021	964
Consumer	—	—	—	—	1
Total Loan Charge-Offs	$1,324	$6,313	$1,775	$1,803	$1,637

LOAN RECOVERIES

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Real Estate Secured	$193	$199	$1,688	$586	$1,028
Commercial & Industrial	667	1,620	534	408	510
Consumer	10	2	—	14	—
Total Loan Recoveries	$870	$1,821	$2,222	$1,008	$1,538

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
(Net of SBA Guaranty Portions)
30 - 59 Days Past Due	$7,375	$5,165	$4,137	$4,556	$5,756
60 - 89 Days Past Due	421	1,820	4,002	2,992	1,526
90 Days, and still accruing	—	—	—	—	—
Total Delinquent Loans	$7,796	$6,985	$8,139	$7,548	$7,282

TROUBLED DEBT RESTRUCTURED LOANS (“TDR”)

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
(Net of SBA Guaranty Portions)
Real Estate Secured	$28,612	$25,096	$31,313	$33,349	$34,565
Commercial & Industrial	11,682	12,014	11,425	5,542	5,563
Total TDR Loans	$40,294	$37,110	$42,738	$38,891	$40,128

LOAN CLASSIFICATIONS

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
(Net of SBA Guaranty Portions)
Special Mention	$81,049	$76,906	$62,929	$88,382	$101,627
Substandard	89,402	82,305	94,854	110,462	127,996
Doubtful	9,822	11,952	15,291	18,040	19,931
Total Criticized and Classified Loans	$180,273	$171,163	$173,074	$216,884	$249,554

Total Classified Loans	$99,224	$94,257	$110,145	$128,502	$147,927

CAPITAL RATIOS

As of March 31, 2015, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	March 31, 2015	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements
Tier 1 Leverage Capital Ratio	11.86%	5.00%	$286,364
Tier 1 Common Equity Risk-Based Capital Ratio	11.58%	6.50%	187,824
Tier 1 Risk-Based Capital Ratio	13.38%	8.00%	199,216
Total Risk-Based Capital Ratio	14.64%	10.00%	171,532
Tangible Common Equity To Tangible Assets *	10.00%	N/A	N/A
Tangible Common Equity Per Common Share *	$5.54	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

CONFERENCE CALL

Management will host its quarterly conference call on April 21, 2015, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-318-8618 (domestic) or 617-399-5137 (international) and providing passcode number 89927477.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 34 branch offices in California, Texas, Georgia, New Jersey and New York, and 4 loan production offices in Atlanta, GA, Aurora, CO, Newark, CA, and Federal Way, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles metropolitan area. For more information, please go towww.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other reports filed with or furnished to the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release, expect as required by applicable law. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

###

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	March 31,	December 31,	Three Months	March 31,	Twelve Months
	2015	2014	% Change	2014	% Change
ASSETS:
Cash and due from banks	$353,438	$233,699	51%	$160,999	120%
Federal funds sold and other cash equivalents	164	254	-35%	7,301	-98%
Total Cash and Cash Equivalents	353,602	233,953	51%	168,300	110%

Deposits held in other financial institutions	8,000	8,000	0%	21,006	-62%

Investment securities available for sale	329,343	388,367	-15%	342,438	-4%
Investment securities held to maturity	25	26	-4%	32	-22%
Total Investment Securities	329,368	388,393	-15%	342,470	-4%

Total Loans Held-For-Sale	10,204	11,783	-13%	27,791	-63%

Real estate construction	26,117	21,248	23%	42,124	-38%
Residential real estate	171,117	183,665	-7%	169,810	1%
Commercial real estate	2,530,683	2,471,586	2%	2,225,677	14%
Commercial and industrial	769,438	610,762	26%	417,956	84%
Consumer	15,465	21,036	-26%	16,072	-4%
Total loans receivable, net of deferred fees and costs	3,512,820	3,308,297	6%	2,871,639	22%
Allowance for loan losses	(48,170)	(48,624)	-1%	(53,464)	-10%
Loans Receivable, Net of Allowance for Loan Losses	3,464,650	3,259,673	6%	2,818,175	23%

Accrued interest receivable	8,581	8,792	-2%	8,293	3%
Due from customers on acceptances	6,472	5,611	15%	889	628%
Other real estate owned	7,411	7,922	-6%	8,969	-17%
Premises and equipment	14,058	13,881	1%	13,313	6%
Federal home loan bank (FHLB) stock, at cost	16,539	16,539	0%	15,983	3%
Cash surrender value of life insurance	23,470	23,330	1%	22,661	4%
Investment in affordable housing partnerships	43,134	44,077	-2%	42,459	2%
Deferred income taxes	16,646	22,271	-25%	34,391	-52%
Servicing assets	19,813	18,031	10%	17,536	13%
Goodwill	67,473	67,473	0%	67,528	0%
FDIC indemnification asset	—	—	0%	2,169	-100%
Other assets	23,857	25,740	-7%	22,533	6%
TOTAL ASSETS	$4,413,278	$4,155,469	6%	$3,634,466	21%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing demand deposits	$997,803	$915,413	9%	$869,598	15%
Savings and interest checking	161,234	160,717	0%	156,587	3%
Money market deposits	886,092	765,892	16%	799,299	11%
Time deposits in denomination of $100,000 or more	1,322,743	1,291,844	2%	860,697	54%
Other time deposits	267,294	267,393	0%	237,028	13%
Total Deposits	3,635,166	3,401,259	7%	2,923,209	24%

FHLB borrowings	150,000	150,000	0%	150,292	0%
Acceptance outstanding	6,472	5,611	15%	889	628%
Junior subordinated debentures	71,837	71,779	0%	71,610	0%
Accrued interest payable	2,406	2,228	8%	2,462	-2%
Other liabilities	41,818	35,181	19%	34,429	21%
Total Liabilities	3,907,699	3,666,058	7%	3,182,891	23%

Common stock	232,207	232,001	0%	230,979	1%
Retained earnings	267,660	252,957	6%	218,806	22%
Accumulated other comprehensive income	5,712	4,453	28%	1,790	219%
Total Shareholders’ Equity	505,579	489,411	3%	451,575	12%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,413,278	$4,155,469	6%	$3,634,466	21%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	March 31, 2015	December 31, 2014	% Change	March 31, 2014	% Change

INTEREST INCOME
Interest and fees on loans	$40,088	$40,709	-2%	$37,101	8%
Interest on investment securities	1,968	2,053	-4%	2,101	-6%
Interest on federal funds sold and others	192	155	24%	151	27%
Total Interest Income	42,248	42,917	-2%	39,353	7%

INTEREST EXPENSE
Deposits	5,097	4,783	7%	3,676	39%
FHLB advances and other borrowings	660	667	-1%	504	31%
Total Interest Expense	5,757	5,450	6%	4,180	38%

Net interest income before provision for losses on loans and loan commitments	36,491	37,467	-3%	35,173	4%
Provision for losses on loans and loan commitments	—	—	0%	—	0%

Net interest income after provision for losses on loans and loan commitments	36,491	37,467	-3%	35,173	4%

NONINTEREST INCOME
Service charges on deposits	3,107	3,105	0%	3,146	-1%
Gain on sales of loans, net	6,806	3,528	93%	4,329	57%
Gain on sale/call of investment securities	—	—	0%	—	0%
Other	5,354	3,280	63%	3,511	52%
Total Noninterest Income	15,267	9,913	54%	10,986	39%

NONINTEREST EXPENSES
Salaries and employee benefits	12,665	12,359	2%	12,655	0%
Occupancy and equipment	3,373	3,385	0%	3,309	2%
Data processing	1,042	1,030	1%	963	8%
Merger related costs	—	—	0%	3,364	-100%
Other	5,829	6,694	-13%	5,966	-2%
Total Noninterest Expenses	22,909	23,468	-2%	26,257	-13%

Income before income taxes	28,849	23,912	21%	19,902	45%
Income taxes provision	10,230	7,809	31%	6,789	51%
NET INCOME	$18,619	$16,103	16%	$13,113	42%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.24	$0.21	16%	$0.17	42%
Diluted income per common share	$0.24	$0.20	16%	$0.17	42%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,326,505	78,315,686		78,115,779
Diluted	78,655,365	78,628,965		78,496,106

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2015	December 31, 2014	March 31, 2014
Average Assets	$4,255,625	$4,049,930	$3,631,268
Average Equity	500,097	485,482	447,188
Average Net Loans	3,352,433	3,200,538	2,881,650
Average Deposits	3,490,282	3,292,557	2,878,950
Average Time Deposits of $100,000 or more	1,297,961	1,211,738	874,039
Average FHLB & Other Borrowings	150,655	150,000	193,413
Average Interest Earning Assets	3,976,435	3,764,271	3,346,954

	Quarter Ended
PROFITABILITY	March 31, 2015	December 31, 2014	March 31, 2014
Annualized Return on Average Assets	1.75%	1.59%	1.44%
Annualized Return on Average Equity	14.89%	13.27%	11.73%
Efficiency Ratio	44.26%	49.53%	56.88%
Annualized Operating Expense/Average Assets	2.15%	2.32%	2.89%
Annualized Net Interest Margin	3.69%	4.00%	4.22%

	As Of
	March 31, 2015		December 31, 2014		March 31, 2014
DEPOSIT COMPOSITION	Percent of Total	Rate	Percent of Total	Rate	Percent of Total	Rate
Noninterest Bearing Demand Deposits	27.4%	0.00%	26.9%	0.00%	29.7%	0.00%
Savings & Interest Checking	4.4%	1.31%	4.7%	1.33%	5.4%	1.28%
Money Market Deposits	24.4%	0.67%	22.5%	0.71%	27.3%	0.66%
Time Deposits of $100,000 or More	36.4%	0.80%	38.0%	0.79%	29.4%	0.68%
Other Time Deposits	7.4%	0.86%	7.9%	0.84%	8.1%	0.67%
Total Deposits	100.0%	0.58%	100.0%	0.58%	100.0%	0.51%

	As Of
CAPITAL RATIOS	March 31, 2015	December 31, 2014	March 31, 2014
Tier 1 Leverage Ratio	11.86%	12.11%	12.50%
Tier 1 Common Equity Risk-Based Capital Ratio	11.58%	12.09%	12.60%
Tier 1 Risk-Based Capital Ratio	13.38%	14.13%	14.92%
Total Risk-Based Capital Ratio	14.64%	15.38%	16.17%
Total Shareholders’ Equity	$505,579	$489,411	$451,575
Book Value Per Common Share	$6.45	$6.25	$5.77
Tangible Common Equity Per Common Share *	$5.54	$5.33	$4.84
Tangible Common Equity to Tangible Assets **	10.00%	10.23%	10.64%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Balance at Beginning of Period	$48,624	$53,116	$52,669	$53,464	$53,563
Provision for Losses on Loans	—	—	—	—	—
Recoveries on Loans Previously Charged-off	870	1,821	2,222	1,008	1,538
Gross Loan Charge-offs	(1,324)	(6,313)	(1,775)	(1,803)	(1,637)
Balance at End of Period	$48,170	$48,624	$53,116	$52,669	$53,464

Net Loan Charge-offs/Average Net Loans	0.01%	0.14%	-0.01%	0.03%	0.00%
Charge-offs/Average Total Loans	0.04%	0.20%	0.06%	0.06%	0.06%
Allowance for Loan Losses/Gross Loans*	1.37%	1.47%	1.67%	1.77%	1.86%
Allowance for Loan Losses/Non-accrual Loans	148.12%	130.48%	118.29%	124.34%	124.02%
Allowance for Loan Losses/Non-performing Loans	148.12%	130.48%	118.29%	124.34%	124.02%
Allowance for Loan Losses/Non-performing Assets	120,63%	107.61%	103.20%	107.41%	102.66%
Allowance for Loan Losses/Classified Loans	48.55%	51.59%	48.22%	34.01%	34.01%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty)

(Unaudited)

	Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Non-accrual Loans	$32,522	$37,265	$44,905	$42,358	$43,109
Loans 90 days or more past due and still accruing	—	—	—	—	—
Total Non-performing Loans	32,522	37,265	44,905	42,358	43,109

Total OREO	7,411	7,922	6,565	6,676	8,969
Total Non-performing Assets	$39,933	$45,187	$51,470	$49,034	$52,078

Total Non-performing Loans/Gross Loans	0.92%	1.12%	1.41%	1.42%	1.48%
Total Non-performing Assets/Total Assets	0.90%	1.09%	1.31%	1.33%	1.43%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Balance at beginning of period	$1,023	$1,023	$1,023
Provision for losses on off-balance sheet items	—	—	—
Balance at end of period	$1,023	$1,023	$1,023

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	March 31, 2015			December 31, 2014			March 31, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$2,732,436	$32,565	4.77%	$2,666,855	$33,339	5.00%	$2,447,610	$31,008	5.07%
Commercial Loans	616,848	6,282	4.07%	530,293	5,717	4.31%	430,076	4,919	4.58%
Consumer Loans	13,141	116	3.53%	13,162	129	3.92%	11,873	118	3.98%
Total Gross Loans	3,362,425	38,963	4.64%	3,210,310	39,185	4.88%	2,889,559	36,045	4.99%
Deferred Fees and Costs \ Loan Fees	(9,992)	1,125		(9,772)	1,524		(7,909)	1,056
Total Loans *	3,352,433	40,088	4.78%	3,200,538	40,709	5.09%	2,881,650	37,101	5.15%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	359,302	1,968	2.38%	366,229	2,053	2.43%	349,701	2,101	2.60%
Deposits Held In Other Institutions	8,000	32	1.60%	8,402	34	1.62%	21,019	69	1.31%
Federal Funds Sold & Others	256,700	160	0.25%	189,102	121	0.26%	94,584	82	0.35%
Total Investment Securities and Other Earning Assets	624,002	2,160	1.49%	563,733	2,208	1.69%	465,304	2,252	2.09%

TOTAL INTEREST-EARNING ASSETS	$3,976,435	$42,248	4.27%	$3,764,271	$42,917	4.58%	$3,346,954	$39,353	4.72%

Total Non-Interest Earning Assets	279,190			285,659			284,314
TOTAL ASSETS	$4,255,625			$4,049,930			$3,631,268

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$844,576	$1,406	0.67%	$748,031	$1,320	0.71%	$784,219	$1,301	0.66%
NOW	29,230	17	0.23%	31,364	17	0.22%	32,019	15	0.19%
Savings	129,239	502	1.55%	127,610	510	1.60%	120,908	476	1.58%
Time Deposits of $100,000 or More	1,297,961	2,603	0.80%	1,211,738	2,387	0.79%	874,039	1,485	0.68%
Other Time Deposits	265,626	569	0.86%	262,777	549	0.84%	236,826	399	0.67%
Total Interest Bearing Deposits	2,566,632	5,097	0.79%	2,381,520	4,783	0.80%	2,048,011	3,676	0.72%

BORROWINGS:
FHLB Advances and Other Borrowings	150,655	232	0.62%	150,000	235	0.63%	193,413	74	0.15%
Junior Subordinated Debentures	71,799	428	2.38%	71,742	432	2.41%	71,573	430	2.40%
Total Borrowings	222,454	660	1.19%	221,742	667	1.20%	264,986	504	0.76%

TOTAL INTEREST BEARING LIABILITIES	$2,789,086	$5,757	0.83%	$2,603,262	$5,450	0.84%	$2,312,997	$4,180	0.72%

Non-Interest Bearing Deposits	923,650			911,037			830,939
Other Liabilities	42,792			50,149			40,144
Shareholders’ Equity	500,097			485,482			447,188
TOTAL LIABILITIES AND EQUITY	$4,255,625			$4,049,930			$3,631,268

NET INTEREST INCOME		$36,491			$37,467			$35,173

NET INTEREST SPREAD			3.44%			3.74%			4.00%

NET INTEREST MARGIN			3.69%			4.00%			4.22%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Total shareholders’ equity	$505,579	$489,411	$451,575
Goodwill and other intangible assets, net	(71,385)	(71,628)	(72,480)
Tangible common equity	$434,194	$417,783	$379,095

Total assets	$4,413,278	$4,155,469	$3,634,466
Goodwill and other intangible assets, net	(71,385)	(71,628)	(72,480)
Tangible assets	$4,341,893	$4,083,841	$3,561,986

Common shares outstanding	78,329,458	78,322,462	78,247,026

* Tangible Common Equity, Tangible Assets, and Net Interest Margin and Loan Yields Excluding The Effect of Acquisition Accounting Adjustments are Non-GAAP financial measures.  Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)